CODE OF BUSINESS CONDUCT AND ETHICS
OF
MEDYTOX SOLUTIONS, INC.

1.

Introduction

The Board of Directors (the "Board") of Medytox Solutions, Inc., (the "Company") has adopted this Code of Business Conduct and Ethics (this "Code"), which is applicable to all directors and officers of the Company, to promote:

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honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

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the full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the Securities and Exchange Commission (the "SEC"), as well as in other public communications made by the Company;

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compliance with applicable governmental laws, rules and regulations; and

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internal reporting of violation of this Code and accountability for adherence to this Code.

This Code may be amended only by unanimous resolution of the Board.

2.

Honest, Ethical and Fair Conduct

Each director and officer of the Company owes a duty to the Company to act with integrity. Integrity requires, among other things, being honest, fair and candid. Deceit, dishonesty and subordination of principle are inconsistent with integrity. Service to the Company should never be subordinated to personal gain and advantage.

Each director and officer must:

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act with integrity, including being honest and candid while still maintaining the confidentiality of the Company's information where required or when in the Company's interests;

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observe all applicable governmental laws, rules and regulations, including insider trading laws;

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comply with the requirements of applicable accounting and auditing standards, as well as Company policies, in order to maintain a high standard of accuracy and completeness in the Company's financial records and other business—related information and data;

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adhere to a high standard of business ethics and not seek competitive advantage through unlawful or unethical business practices;

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deal fairly with the Company's personnel, partners, counterparties, underwriters, placement agents, brokers, dealers, auditors, law firms, and competitors (the "Stakeholders");

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refrain from taking advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts or any other unfair dealing practice;

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protect the assets of the Company from theft, waste, carelessness and neglect and ensure their proper use; and

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avoid conflicts of interest, wherever possible, except under guidelines or resolutions approved by the Board (or an appropriate committee of the Board). Anything that would be a conflict for a person subject to this Code also will be a conflict if it is related to a member of his or her family or a close relative. Examples of conflict of interest situations include, but are not limited to, the following:

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any significant ownership interest in any supplier or customer;

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any consulting or employment relationship with any customer, supplier or competitor;

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any outside business activity that detracts from an individual's ability to devote appropriate time and attention to his or her responsibilities with the Company;

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the receipt of any money, non-nominal gifts or excessive entertainment from any company with which the Company has business dealings;

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being in the position of supervising, reviewing or having any influence on the job evaluation, pay or benefit of any close relative;

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selling anything to the Company or buying anything from the Company, except on the same terms and conditions as comparable officers or directors are permitted to so purchase or sell; and

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any other circumstance, event, relationship or situation in which the personal interest of a person subject to this Code interferes, or even appears to interfere, with the interests of the Company as a whole.

Loans from the Company to directors, officers or their family members or close relatives, or the Company's guarantee of an obligation of any of these individuals is strictly prohibited.

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3.

Disclosure

The Company strives to ensure that the contents of and the disclosures in the reports and documents that the Company files with the SEC and other public communications shall be full, fair, accurate, timely and understandable in accordance with applicable disclosure standards, including standards of materiality, where appropriate. Each person must:

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not knowingly misrepresent, or cause others to misrepresent, facts about the Company to others, whether within or outside the Company, including to the Company's independent auditors, governmental regulators, self-regulating organizations and other governmental officials; and

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in relation to his or her area of responsibility, properly review and critically analyze proposed disclosure for accuracy and completeness.

In addition to the foregoing, each person that is involved in the financial reporting of the Company must familiarize himself or herself with the disclosure requirements applicable to the Company as well as the business and financial operations of the Company.

Each person must promptly bring to the attention of the Chairman of the Board any information he or she may have concerning (a) significant deficiencies in the design or operation of internal and/or disclosure controls which could adversely affect the Company's ability to record, process, summarize and report financial data or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's financial reporting, disclosures or internal controls.

4.

Compliance

It is the Company's obligation and policy to comply with all applicable governmental laws, rules and regulations. It is the personal responsibility of each person to, and each person must, adhere to the standards and restrictions imposed by those laws, rules and regulations, including those relating to insider trading, accounting and auditing matters.

5.

Reporting and Accountability

The Board is responsible for applying this Code to specific situations in which questions are presented to it and has the authority to interpret this Code in any particular situation. Any person who becomes aware of any existing or potential breach of this Code is required to notify the Chairman of the Board. Failure to do so is itself a breach of this Code.

Specifically, each person must:

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notify promptly the Chairman of the Board  of any existing or potential violation of this Code; and

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not retaliate against any other person for reports of potential violations that are made in good faith.

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The Company will follow the following procedures in investigating and enforcing this Code and in reporting on the Code:

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the Board will take all appropriate action to investigate any breaches reported to it.

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upon being notified that a breach has occurred, the Board (by majority decision) will take or authorize such disciplinary or preventive action as it deems appropriate, up to and including dismissal or, in the event of criminal or other serious violations of law, notification of the SEC or other appropriate law enforcement authorities.

No person following the above procedure shall, as a result of following such procedure, be subject by the Company or any director or officer thereof to discharge, demotion suspension, threat, harassment or, in any manner, discrimination against such person in terms and conditions of employment.

6.

Waivers and Amendments

Any waiver (defined below) or an implicit waiver (defined below) from a provision of this Code for any director, the principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions or any amendment (as defined below) to this Code is required to be approved by the Company's Board and must be disclosed in the Company's Annual Report on Form 10-K or in a Current Report on Form 8-K filed with the SEC.

A "waiver" means the approval by the Board of a material departure from a provision of the Code. An "implicit waiver" means the Company's failure to take action within a reasonable period of time regarding a material departure from a provision of the Code that has been made known to an executive officer or director of the Company. An "amendment" means any amendment to this Code other than minor technical, administrative or other non—substantive amendments hereto.

All persons should note that it is not the Company's intention to grant or to permit waivers from or to amend to relax the requirements of this Code. The Company expects full compliance with this Code.

7.

Other Policies and Procedures

Any other policy or procedure set out by the Company in writing or made generally known to officers or directors of the Company prior to the date hereof or hereafter are separate requirements and remain in full force and effect.

8.

Inquiries

All inquiries and questions in relation to this Code or its applicability to particular people or situations should be addressed to the  Chairman of the Board, or such other compliance officer as shall be designated from time to time by the Company.

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9.

Confidentiality

Officers and directors should maintain the confidentiality of information entrusted to them by the Company, the Company's subsidiaries, or its Stakeholders, including those with which the Company may be negotiating major transactions, such as an acquisition, merger, investment or sale, except when disclosure is authorized or legally mandated. Confidential information includes all non-public information that might be of use to competitors or harmful to Stakeholders.

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